UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report: December 16, 2008 (Date of earliest event reported)
Prospect Capital Corporation (Exact name of registrant as specified in its charter)

MD (State or other jurisdiction of incorporation)	333-114552 (Commission File Number)	43-2048643 (IRS Employer Identification Number)

10 East 40th Street, 44th Floor, New York, New York 10016 (Address of principal executive offices)		10016 (Zip Code)
212 448-0702 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

         On June 25, 2009, Prospect Capital Corporation (“Prospect”) completed a first closing on an expanded $250 million revolving credit facility (the “Facility”).  The new Facility, for which lenders have closed on $175 million to date, includes an accordion feature which allows the Facility to accept up to an aggregate total of $250 million of commitments, a “hard cap” Prospect expects to reach with additional lenders.  The revolving period of the Facility extends through June 2010, with an additional one year amortization period after the completion of the revolving period.  The maturity date of the Facility is June 2020.  Pricing for the Facility is one-month Libor plus 4%, subject to a minimum Libor floor of 2%.  The Facility has an investment grade Moody's rating of A2.

          A copy of the Amended and Restated Loan and Servicing Agreement related to the events described above is attached as Exhibit 99.1 and is incorporated in this report by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1  Amended And Restated Loan And Servicing Agreement, dated June 25, 2009, among Prospect Capital Funding LLC, Prospect Capital Corporation, the lenders from time to time party thereto, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch and U.S. Bank National Association.

SIGNATURE
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2009	PROSPECT CAPITAL CORPORATION

By: /s/ John F. Barry III
John F. Barry III
Chief Executive Officer